SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2015

WESTWOOD HOLDINGS GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-31234	75-2969997
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1200

Dallas, Texas 75201

(Address of principal executive offices)

(214) 756-6900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02:	RESULTS OF OPERATIONS AND FINANCIAL CONDITION

In accordance with Securities and Exchange Commission Release No. 34-47583, the following information, which is being furnished pursuant to the requirements of Item 2.02, “Results of Operations and Financial Condition,” is being reported under Item 7.01, “Regulation FD Disclosure.”

On April 29, 2015, Westwood Holdings Group, Inc. issued a press release entitled “Westwood Holdings Group, Inc. Reports First Quarter 2015 Results; Assets Under Management Increase to a Record $21.7 Billion; Quarterly Net Inflows Total $1.1 Billion”, a copy of which is furnished with this Current Report on Form 8-K as Exhibit 99.1.

The information in this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), as amended, or otherwise subject to the liabilities of that Section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 7.01:	REGULATION FD DISCLOSURE

Westwood announced today that its Board of Directors has approved the payment of a quarterly cash dividend of $0.50 per common share payable on July 1, 2015 to stockholders of record on June 12, 2015.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits: The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release dated April 29, 2015, entitled “Westwood Holdings Group, Inc. Reports First Quarter 2015 Results; Assets Under Management Increase to a Record $21.7 Billion; Quarterly Net Inflows Total $1.1 Billion”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 29, 2015

WESTWOOD HOLDINGS GROUP, INC.

By:	/s/ Tiffany B. Kice
Tiffany B. Kice
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release dated April 29, 2015, entitled “Westwood Holdings Group, Inc. Reports First Quarter 2015 Results; Assets Under Management Increase to a Record $21.7 Billion; Quarterly Net Inflows Total $1.1 Billion”.